Exhibit 99.1

IDENTIV ANNOUNCES $20 MILLION REFINANCING AND

PRELIMINARY RESULTS FOR Q4 2016

FREMONT, Calif., February 13, 2017 — Identiv, Inc. (NASDAQ: INVE) today announced that it has entered into a $10.0 million term loan agreement with Western Technology Investment (WTI) and an up to $10.0 million asset-backed line-of-credit agreement through East West Bank’s Technology Banking Division (EWB). The proceeds of the refinancing have been used to retire existing debt. The Company also announced unaudited preliminary results for the fourth quarter of fiscal year 2016 at or above plan, with revenues in the range of $14.4M to $14.8M and adjusted EBITDA in excess of $0.7M.

“We’re very pleased to welcome WTI and East West Bank as partners going forward, as Identiv strengthens its position to provide highly secure, convenient access to all physical resources,” said Steven Humphreys, Identiv CEO. “After refocusing the Company in 2016, returning to positive adjusted EBITDA and re-establishing growth in our core business, we’re excited to have partners who share our long-term vision for the Company and the market. We are repaying debt that was due this year, replacing it with debt terms extending over the next two to three plus years. More importantly, we’ve replaced a lending partner which announced its intention to de-emphasize technology investing, with partners who are committed to technology and have expressed support for Identiv’s business opportunity. We believe this refinancing provides excellent operational flexibility, and represents a strong vote of confidence in our business model and our future growth prospects.”

The Company used the funds available under the financing agreements, together with approximately $0.2 million of cash on hand, to repay both the term loan and line-of-credit balances with Opus Bank. In connection with the transaction, the 400,000 Identiv warrants previously issued to Opus Bank have been canceled. The asset-backed line-of-credit agreement with EWB has a term of 24-months and includes a warrant to purchase 40,000 shares of the Company’s common stock, and the term loan agreement with WTI has a term of 42 months and includes a warrant to purchase 580,000 shares of the Company’s common stock.

“Through 2016 we’ve re-established our strong market position and our stable business platform, hitting our targets throughout the year while completing a thorough business alignment. This progress continued into the fourth quarter of 2016, and we’re pleased to report a preliminary revenue range for the fourth quarter of 2016 of $14.4M to $14.8M and adjusted EBITDA in excess of $0.7 million, both at or above our internal plans, representing solid year-over-year growth and business model improvement. Cash has been stable, closing the year above the $9M level,” added Humphreys. “Going forward, we believe our recently completed financing provides the strength and stability to focus our energy on driving our business’ growth and expanding our market position as we enter one of the most dynamic times in our industry, as all devices, sensors and access systems become interconnected, and as enterprises and individuals expect highly secure, convenient and business-enabling infrastructure. Our business focus now can be more directed to realizing our market potential.”

The preliminary results for the fourth quarter of 2016 are unaudited and based on management’s preliminary financial analysis and may be adjusted as a result of, among other things, completion of customary financial close review.

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Non-GAAP Financial Measures (Unaudited)

This press release includes preliminary financial information that has not been prepared in accordance with GAAP, including preliminary non-GAAP adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP measures discussed above will exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, foreign currency losses (gains), impairment of goodwill, stock-based compensation, amortization and depreciation, and restructuring and severance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We have not provided reconciliations of preliminary and projected adjusted EBITDA to the most comparable GAAP measure of net income. Providing net income guidance is not practical at this time, given the difficulty of projecting certain operating items that are included in net income, including income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP financial information” accompanying our quarterly earnings releases on our website at www.identiv.com for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

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About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

About Western Technology Investment

Founded in 1980, Western Technology Investment (WTI) pioneered the concept of venture debt. The firm provides minimally-dilutive, truly usable capital to high-growth, public and private, technology and life science companies. For more information, please visit westerntech.com.

About East West Bank

East West Bancorp, Inc. (NASDAQ: EWBC) is a publicly owned company with total assets of $33.3 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is the largest independent commercial bank headquartered in Southern California. It is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. East West Bank provides a full array of products and services to companies in various industries. The Technology, Private Equity and Life Science group is a national practice, with teams based in the Silicon Valley, Boston and China that provides financing, treasury management and international banking services to its clients. For more information on East West Bancorp, visit the Company’s website at eastwestbank.com.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s belief that it is on track to reach its targets, its expectations regarding future operating and financial performance, the benefits of the Company’s products, the Company’s beliefs regarding the strength of its business and that of the industry, traction within its customer base, market positioning and growth in market share, the Company’s ability to continue order trends into 2017 and the Company’s beliefs regarding the benefits of the announced financing, including the support and commitment of new partners, stability and operational flexibility, is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the completion of the financial close process and audit of the Company’s financial statements, the actual impact of the restructuring on the Company’s business, the Company’s ability to continue the momentum in its business, the level of customer orders, the success of its dealer channels, the strength of the IoT market, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com